UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 31, 2008
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Date of Report
(Date of Earliest Event Reported)

IMAGING DIAGNOSTIC SYSTEMS, INC.
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(Exact name of registrant as specified in its charter)

Florida	0-26028	22-2671269

(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification Number)

6531 NW 18TH COURT
PLANTATION, FL 33313
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(Address of principal executive offices)

(954) 581-9800
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(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act. (17 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act. (17 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On September 13, 2007, Imaging Diagnostic Systems, Inc. (“IDSI”) filed a Current Report on Form 8-K to disclose that we entered into an agreement to sell for $4.4 million and lease-back our commercial building at 6531 NW 18th Court, Plantation, Florida.  The information and exhibits provided in our September 13, 2007 Form 8-K are hereby incorporated by reference.  On March 31, 2008, we closed the sale/lease-back transaction.  See Item 2.01.

We executed the Lease Agreement with Bright Investments, LLC on March 14, 2008, which was held in escrow by our attorney until the completion of the sale of our property.  The term of the triple net lease is five years with the first monthly rent payment due September 14, 2008, which is six months from the commencement date of the lease.  The monthly rent for the base year is $24,000 plus applicable sales tax.  During the term and any renewal term of the lease, the minimum annual rent shall be increased each year.  Commencing with the first day of the second lease year and on each lease year anniversary thereafter, the minimum annual rent shall be cumulatively increased by $24,000 per each lease year or $2,000 per month plus applicable sales tax.  Either party may cancel the lease without penalty or fault upon 180 days prior notice given to the other party.  The Lease Agreement is attached as Exhibit 10.79.

Item 2.01  Completion of Acquisition or Disposition of Assets

On March 31, 2008, we closed the sale of our commercial building at 6531 NW 18th Court, Plantation, Florida to Bright Investments, LLC, (“Bright”) an Oregon limited liability company who is an unaffiliated third-party.  The purchase price was $4,400,000, which was paid in four installments pursuant to the Agreement of Sale dated September 11, 2007.  From the proceeds of the sale we paid $30,800.00 for Documentary Stamps and $27.00 for recording the deed.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 is incorporated by reference into this item.

Item 3.02  Unregistered Sales of Equity Securities.

In our sale/lease-back proposal submitted on July 26, 2007 and accepted by the buyer on July 31, 2007, we agreed to grant the Purchaser a two-year option to purchase 3,000,000 shares of IDSI’s common stock at an exercise price equal to the market price on the date of the initial deposit of $1.1 million, which was received on August 2, 2007.  The closing market price of IDSI’s stock on August 2, 2007, was $.035.

Item 9.01   Financial Statements and Exhibits

(c) Exhibits

10.79	Lease Agreement by and between Bright Investments, LLC (“Landlord’) and Imaging Diagnostic Systems, Inc. (“Tenant”) dated March 14, 2008.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGING DIAGNOSTIC SYSTEMS, INC.

Date: April 3, 2008	By:	/s/ Allan L. Schwartz
Allan L. Schwartz
Executive Vice President and
Chief Financial Officer